Schmidt + Associates
A Professional Corporation of Certified Public Accountants



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





As independent certified public accountants, we hereby consent to the use of our report dated March 11, 1996, on the financial statements of Triangle, Inc. as of December 31, 1995 and 1994, included in or made part of this Registration Statement on Form S-8.



s/  Schmidt & Associates, P.C.

February 21, 1997

Greenwood Village, Colorado








7100 East Belleview Ave., Suite 307, Greenwood Village, CO 80111
302+741-5600  Fax 303+741-3320